Exhibit 99.1

ReShape Lifesciences® Signs Exclusive License Agreement With Biorad Medisys for Obalon® Gastric Balloon System

Royalty-Bearing License Agreement Covers the Countries in the Indian Subcontinent, Representing Approximately 20% to 25% of the World’s Population

IRVINE, Calif., September 21, 2023 -- ReShape Lifesciences Inc. (Nasdaq: RSLS), the premier physician-led weight loss and metabolic health solutions company, today announced the signing of an exclusive, royalty-bearing license agreement with Biorad Medysis, Pvt. Ltd. (Biorad) to manufacture, commercialize and distribute the Obalon® Gastric Balloon System in India, Pakistan, Bangladesh, Nepal, Bhutan, Sri Lanka, and the Maldives. Based in Mumbai, India, Biorad is an established, science-driven medical device manufacturer that has successfully manufactured and sold innovative medical devices in the urology, gastroenterology, orthopedic and neurovascular industries, which is now expanding into the bariatric arena. The license agreement provides $200,000 in upfront payments from Biorad to ReShape and ongoing license payments of 4% on gross sales of the Obalon Balloon System in the territories.

“This exclusive agreement with Biorad represents the first step towards reintroducing our patented Obalon Balloon System technology to the global marketplace,” stated Paul F. Hickey, President and Chief Executive Officer of ReShape Lifesciences. “We believe that Biorad, with decades of experience manufacturing and distributing medical devices in the vast South Asia market, potentially reaching approximately 20% to 25% of the world’s population, is an ideal partner to expand the reach of ReShape’s Obalon technology. Our non-surgical, minimally invasive, Obalon System was the first swallowable, gas filled balloon system approved by the U.S. Food and Drug Administration, around which we continue to build a strong intellectual property portfolio. We look forward to a fruitful partnership with Biorad, which we expect will lay the groundwork to catalyze the successful relaunch and joint commercialization of the balloon system in markets world-wide.”

About ReShape Lifesciences®

ReShape Lifesciences® is America’s premier weight loss and metabolic health-solutions company, offering an integrated portfolio of proven products and services that manage and treat obesity and metabolic disease. The FDA-approved Lap-Band® System provides minimally invasive, long-term treatment of obesity and is an alternative to more invasive surgical stapling procedures such as the gastric bypass or sleeve gastrectomy. ReShapeCare™ is a virtual weight-management program that supports lifestyle changes for all weight loss patients led by board-certified health coaches to help them keep the weight off over time. ReShape Marketplace™ is an online collection of quality wellness products curated for all consumers to help them achieve their health goals. The investigational Diabetes Bloc-Stim Neuromodulation™ (DBSN™) system utilizes a proprietary vagus nerve block and stimulation technology platform for the treatment of Type 2 diabetes and metabolic disorders. The Obalon® balloon technology is a non-surgical, swallowable, gas-filled intra-gastric balloon that is designed to provide long-lasting weight loss. For more information, please visit www.reshapelifesciences.com.

Forward-Looking Safe Harbor Statement

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those discussed due to known and unknown risks, uncertainties, and other factors. These forward-looking statements generally can be identified by the use of words such as "expect," "plan," "anticipate," "could," "may," "intend," "will," "continue," "future," other words of similar meaning and the use of future dates. Forward-looking statements in this press release include the statements regarding our expectations for the successful relaunch of the Obalon Balloon technology. These and additional risks and uncertainties are described more fully in the company's filings with the Securities and Exchange Commission, including those factors identified as "risk factors" in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. We are providing this information as of the date of this press release and do not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise, except as required by law.

CONTACTS

ReShape Lifesciences Investor Contact:

Thomas Stankovich
Chief Financial Officer
949-276-6042
ir@ReShapeLifesci.com

Investor Relations Contact:

Rx Communications Group

Michael Miller

(917)-633-6086

mmiller@rxir.com